Exhibit(l)


                         SIDLEY AUSTIN BROWN & WOOD LLP

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                            NEW YORK, NEW YORK 10019
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 LOS ANGELES                     www.sidley.com                       HONG KONG

 SAN FRANCISCO                    FOUNDED 1866                         LONDON

WASHINGTON, D.C.                                                      SHANGHAI

                                                                      SINGAPORE

                                                                       TOKYO


                                                                 August 20, 2003

Preferred and Corporate Income Strategies Fund, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey  08536

Dear Sirs:

      This opinion is being furnished in connection with the registration by Preferred and Corporate Income Strategies Fund, Inc., a Maryland corporation (the "Fund"), of 2,730 shares of Auction Market Preferred Stock, Series M7 and 2,730 shares of Auction Market Preferred Stock, Series T7, each with a par value $0.10 per share, (the "Shares"), under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Fund's registration statement on Form N-2, as amended (the "Registration Statement"), under the Securities Act. The Shares will be issued pursuant to the Articles Supplementary (the "Articles Supplementary") to be filed with the State Department of Assessments and Taxation of Maryland.

      As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares in the manner referred to in the Registration Statement. In addition, we have examined and are familiar with the Charter of the Fund, the By-Laws of the Fund, and such other documents as we have deemed relevant to the matters referred to in this opinion.


   SIDLEY AUSTIN BROWN & WOOD LLP IS A DELAWARE LIMITED LIABILITY PARTNERSHIP PRACTICING IN AFFILIATION WITH OTHER SIDLEY AUSTIN BROWN & WOOD PARTNERSHIPS



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      Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable shares of preferred stock of the Fund.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

                                                  Very truly yours,



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